0604-0730812







            Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption "Independent Registered Public Accounting Firm" in the Prospectus and Statement of Additional Information and to the use of our reports: (1) dated March 13, 2006 with respect to the financial statements of Principal Life Insurance Company Separate Account B, (2) dated February 16, 2006, except for Note 22 as to which the date is February 28, 2006 with respect to the consolidated financial statements of Principal Life Insurance Company, and (3) dated February 16, 2006 with respect to the financial statement schedules of Principal Life Insurance Company in Post-Effective Amendment No. 5 to the Registration Statement (Form N-4, No. 333-116220) of Principal Life Insurance Company Separate Account B and the related prospectus of the Principal Investment Plus Variable Annuity.

                                              /s/ Ernst & Young LLP


Des Moines, Iowa
April 24, 2006